希仕廷律師行
HASTINGS & CO.

SOLICITORS & NOTARIES AGENTS FOR TRADE MARKS & PATENTS

Hong Kong Main Office
5th Floor, Gloucester Tower, The Landmark,
11 Pedder Street, Central, Hong Kong
Telephone: 2523 9161 2526 0381
Fax No.: 2845 9266 2868 5326
Interchange DX-9081-IC
World Wide Web: http://www.hastings-hk.com
E-mail: hastings@hastings-hk.com

Branch Office : Shenzhen, PRC

香港總行
香港中環畢打街11號置地廣場告羅士打大廈五樓

電話： 2523 9161 2526 0381
傳真： 2845 9266 2868 5326
Interchange DX-9081-IC
網址：http://www.hastings-hk.com
電子郵箱：hastings@hastings-hk.com

分行：中國深圳市

Our Ref: HK/D/20/SIH/2004(23223.66100)/LKL

Date: 23rd December, 2004

Securities and Exchange Commission,
450 Fifth Street, N.W.,
Washington, DC 20549,
U.S.A.

Dear Sirs,

Re: <u>Global One Enterprises Limited</u>

We act for Global One Enterprises Limited (the "**Company**"), a corporation established under the laws of the Hong Kong Special Administrative Region ("**HKSAR**").

We have examined the originals, photocopies, certified copies, the Memorandum and Articles of Association, such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we advise you that in our opinion the Shares of the Company are duly authorized, legally issued, paid in compliance with applicable laws of the HKSAR and are not subject to restrictions or encumbrances. The Shares are legally and beneficially owned by the persons and or companies registered with the Companies Registry in Hong Kong.

We hereby consent to the filing of this Opinion as an exhibit to the Company's Registration Statement on Form F-1 (" the Registration Statement") relating to the registration under the United States Securities Act 1933, as amended and the reference to our firm under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

希仕廷律師行
HASTINGS & CO.

SOLICITORS & NOTARIES AGENTS FOR TRADE MARKS & PATENTS

Hong Kong Main Office
5th Floor, Gloucester Tower, The Landmark,
11 Pedder Street, Central, Hong Kong
Telephone: 2523 9161 2526 0381
Fax No.: 2845 9266 2868 5326
Interchange DX-9081-IC
World Wide Web: http://www.hastings-hk.com
E-mail: hastings@hastings-hk.com

Branch Office : Shenzhen, PRC

香港總行
香港中環畢打街11號置地廣場告羅士打大廈五樓

電話： 2523 9161 2526 0381
傳真： 2845 9266 2868 5326
Interchange DX-9081-IC
網址：http://www.hastings-hk.com
電子郵箱：hastings@hastings-hk.com

分行：中國深圳市

We are members of the Law Society of Hong Kong, and the opinions expressed herein are limited to questions arising under the laws of HKSAR, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

Yours faithfully,

HASTINGS & CO.
LKL/SI